Exhibit 99(a)

SUPPLEMENTAL DISCLOSURE – November 16, 2007

DEFINITIONS

Unless otherwise noted or indicated by the context, in this current report on Form 8-K:

•	The terms “Alltel,” “Company,” “we,” “our” and “us” refer to Alltel Corporation and its consolidated subsidiaries.

•	The term “ACI” refers to Alltel Communications, Inc. and “Alltel Finance” refers to Alltel Communications Finance, Inc. (together with ACI, the “Issuers”), subsidiaries of Alltel Corporation.

•	The term “Parent” refers to Atlantis Holdings LLC, a Delaware limited liability company and direct parent of Merger Sub, which is wholly-owned by affiliates of the Sponsors and the co-investors.

•	The term “Merger Sub” refers to Atlantis Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent.

•	The term “Merger” refers to the merger of Merger Sub with and into Alltel Corporation, with Alltel Corporation continuing as the surviving corporation after the merger.

•	The term “Transactions” refers to the Merger and related financing transactions.

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The term “Sponsors” refers to the investment funds affiliated with TPG Partners V, L.P. and GS Capital Partners VI Fund, L.P., which, together with its co-investors, has committed to provide the equity investment to fund a portion of the Transactions.

FORWARD-LOOKING STATEMENTS

This current report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “projects,” “approximately,” and “should,” and variations of these words and similar expressions, are intended to identify these forward-looking statements. All statements made relating to the closing of the Transactions described in this current report on Form 8-K or to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. Actual future events and results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Forward-looking statements are subject to risks and uncertainties including, without limitation:

•	the extent, timing, and overall effects of competition in the communications business;

•	adverse changes in economic conditions in the markets served by Alltel Corporation;

•	material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•	failure of our suppliers, contractors and third-party retailers to provide the agreed upon services;

•	changes in communications technology;

•	the effects of a high rate of customer churn;

•	adverse changes in the terms and conditions of the wireless roaming agreements of Alltel;

•	whether we will participate in the auction and, if we do participate, our ability to bid successfully for 700 MHz licenses;

•	potential increased costs due to perceived health risks from radio frequency emissions;

•	the effects of declines in operating performance, including impairment of certain assets;

•	risks relating to the renewal and potential revocation of our wireless licenses;

•	potential higher than anticipated inter-carrier costs;

•	potential increased credit risk from first-time wireless customers;

•	the potential for adverse changes in the ratings given to Alltel Corporation’s debt securities by nationally accredited ratings organizations;

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risks relating to our substantially increased indebtedness following the Merger and related transactions, including a potential inability to generate sufficient cash to service our debt obligations, and potential restrictions on our operations contained in our debt agreements;

•	the uncertainties related to our strategic investments;

•	potential conflicts of interest and other risks relating to the Sponsors having control of us;

•	loss of our key management and other personnel or inability to attract such management and other personnel;

•	the effects of litigation, including relating to telecommunications technology patents and other intellectual property;

•	the effects of federal and state legislation, rules, and regulations governing the communications industry;

•	potential challenges to regulatory authorizations and approvals related to the Merger;

•	potential unforeseen failure of our technical infrastructure and systems; and

•	the risks associated with the integration of acquired businesses or any potential future acquired businesses.

Further risks specifically related to the Merger that could cause actual results to differ materially from those discussed in this current report on Form 8-K include the outcome of any legal proceedings instituted against Alltel and others in connection with the proposed Merger, the effect of the announcement of the Merger on our customer relationships, regulatory relationships, operating results and business generally, diversion of management’s attention from ongoing business concerns, business uncertainty and contractual restrictions that may exist during the pendency of the Merger, regulatory review, approvals and restrictions and the amount of the costs, fees, expenses and charges related to the Merger and the final terms of the financings that will be obtained for the Merger.

In addition to these factors, actual future performance, outcomes and results may differ materially because of other, more general factors including, without limitation, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. We do not undertake any obligation to publicly update or revise any forward looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

RECENT DEVELOPMENTS

Business — Acquisitions Completed During the Past Five Years

On October 3, 2006, Alltel completed the purchase of Midwest Wireless for $1,083.5 million in cash. In this transaction, Alltel acquired wireless properties, including 850 MHz licenses and PCS spectrum covering approximately 2 million POPs, network assets and approximately 433,000 customers in select markets in southern Minnesota, northern and eastern Iowa and western Wisconsin. As a condition of receiving approval from the DOJ and the FCC for this acquisition, on September 7, 2006, Alltel agreed to divest certain wireless operations in four rural markets in Minnesota. On December 13, 2006, Alltel announced an agreement to sell the four rural markets to Rural Cellular. The divested properties include licenses, retail stores, employees, customers and the network assets necessary to operate the wireless business in those markets. On April 3, 2007, Alltel completed the sale of these markets to Rural Cellular. Alltel is the subject of pending investigations by the FCC and the DOJ involving possible violations by Alltel of conditions imposed by the FCC and the DOJ in connection with Alltel’s acquisition of Midwest Wireless. Alltel is engaged in negotiations of consent decrees and/or settlement agreements with the FCC and the DOJ which may include voluntary contributions to the U.S. Treasury; however, no agreements with respect to these matters have been entered into. While there can be no assurance as to the final resolution of this matter, Alltel does not anticipate that any settlement or contribution would have a material adverse effect on its business.

Business — Regulation — Telephone numbers

CMRS providers in the top 100 markets were required by the FCC to implement by November 24, 2003 (and, for all other markets, by May 24, 2004, or six months after the carrier receives its first request to port, whichever is later) wireless local number portability, or WLNP, which permits customers to retain their existing telephone number when switching to another telecommunications carrier. The FCC has also required LECs in the top 100 markets, beginning on November 24, 2003 (and beginning on May 24, 2004 for all other markets), to port numbers to wireless carriers where the coverage area of the wireless carrier (i.e., the area in which the wireless carrier provides service) overlaps the geographic location of the rate center in which the wireline number is provisioned, provided that the wireless carrier maintains the rate center designation of the number. The FCC’s order with respect to the intermodal porting obligations of certain small carriers was stayed and remanded to the FCC for further proceedings to address its regulatory flexibility analysis. On November 8, 2007, the FCC released an order in which it prepared a regulatory flexibility analysis as directed by the court and reinstated the intermodal porting obligations for certain small carriers. The FCC’s November 8, 2007 order also expanded local number portability obligations to VoIP providers.

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